UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 16, 2010

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 East Eisenhower Parkway, Suite 300
Ann Arbor, Michigan 48108
(Address of principal executive offices)

(734) 747-7025
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On April 23, 2010, Kaydon Corporation (“Kaydon”) provided notice of a trading blackout period (the “Blackout Period”) in connection with a change in the trustee, recordkeeper and investment services provider of, and merger of certain retirement plans into, the Kaydon Corporation Employee Stock Ownership and Thrift Plan (“KSOP”).  The Blackout Period commenced May 24, 2010 and was expected to end on June 30, 2010.

By notice delivered June 16, 2010, Kaydon provided an update regarding expiration of the Blackout Period to its employees, officers and directors indicating that the Blackout Period will expire June 17, 2010 as the changes and merger actions have been completed.

During the Blackout Period and for two years after the end thereof, a stockholder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual end date of the Blackout Period, by contacting Maria Curreri, Manager-Retirement Plans by written request at Kaydon Corporation, 315 East Eisenhower Parkway, Suite 300, Ann Arbor, Michigan 48108, or by phone at (734) 747-7025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 16, 2010	KAYDON CORPORATION

	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President, General Counsel and Secretary